Exhibit 6(xiv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                          Amendment No. 1 to EXHIBIT A
                     to Shareholder Services Agreement with
                  the Vision Group of Funds, Inc. (the "Funds")
                             dated November 9, 1995

                        Funds covered by this Agreement:
                            Vision Money Market Fund
                                 Class A Shares
                                 Class S Shares
                        Vision Treasury Money Market Fund
                                 Class A Shares
                                 Class S Shares
                   Vision New York Tax-Free Money Market Fund
                                 Class A Shares
                     Vision U.S. Government Securities Fund
                                 Class A Shares
                      Vision New York Municipal Income Fund
                                 Class A Shares
                            Vision Mid Cap Value Fund
                    (formerly: Vision Growth and Income Fund)
                                 Class A Shares
                                 Class B Shares
                           Vision Mid Cap Growth Fund
                  (formerly: Vision Capital Appreciation Fund)
                                 Class A Shares
                                 Class B Shares
                           Vision Large Cap Value Fund
                      (formerly: Vision Equity Income Fund)
                                 Class A Shares
                                 Class B Shares
                          Vision Large Cap Growth Fund
                                 Class A Shares
                                 Class B Shares
                           Vision High Yield Bond Fund
                                 Class A Shares
Shareholder Service Fees

         1. During the term of this Agreement, the Funds will pay Provider a quarterly fee. This fee will be computed at the annual rate of .25% of the average net asset value of shares of the Funds held during the quarter in accounts for which the Provider provides Services under this Agreement, so long as the average net asset value of Shares in the Funds during the quarter equals or exceeds such minimum amount as the Funds shall from time to time determine and communicate in writing to the Provider.

         2. For the quarterly period in which the Shareholder Services Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.

                                MANUFACTURER'S AND TRADERS TRUST COMPANY

                                By:
                                Name:
                                Title:


                        FEDERATED ADMINISTRATIVE SERVICES


                                 By:
                                 Name:
                                 Title:

Dated:  May 1, 1999